Exhibit 4.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

AEGIS COMMUNICATIONS GROUP, INC.
WARRANT TO PURCHASE SHARES
OF COMMON STOCK

Date of Issuance: November 5, 2003	Certificate No. W-6

THIS CERTIFIES THAT, for value received, Essar Global Limited (the “Purchaser”) and its assigns are entitled to subscribe for and purchase 34,110,343 shares (such number and such other number as shall result, from time to time, from the adjustments specified in Section 6 hereof is herein referred to as the “Number of Warrant Shares”) of duly authorized, validly issued, fully paid and nonassessable Common Stock (as adjusted pursuant to Section 6 hereof, the “Shares”) of AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation (the “Company”), at the price of $0.01 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 6 hereof is herein referred to as the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein the term “Date of Grant” shall mean November 5, 2003.  The term “Warrant” as used herein shall be deemed to include any warrants issued upon transfer or partial exercise of this Warrant unless the context clearly requires otherwise.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Note and Warrant Purchase Agreement dated as of November 5, 2003 between the Company, Deutsche Bank AG-London acting through DB Advisors, LLC as investment advisor and the Purchaser (the “Purchase Agreement”).

1.               Term.  The purchase right represented by this Warrant is exercisable by the holder hereof, in whole or in part, at any time and from time to time from the Date of Grant through November 5, 2010  (as such date may be extended as provided below, the “Expiration Date”).  Notwithstanding the foregoing, the Expiration Date of this Warrant may be extended if, on the Expiration Date, (i) there is no effective Registration Statement (as defined in the Registration Rights Agreement) covering all of the Registrable Securities (as defined in the Registration Rights Agreement) or (ii) a Blackout Period (as defined in the Registration Rights Agreement) is then in effect, then in either of those events, the Expiration Date and the Principal Payment Date shall be automatically extended until such time as a Registration Statement covering all of the Registrable Securities has been declared effective and/or there is no Blackout Period in effect.

2.               Method of Exercise.

(a)                                  Cash and Other Exercise.  Subject to Sections 1 and 5 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (i) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and the payment to the Company by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased, or (ii) if in connection with a registered public offering of the Common Stock, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company by Wire Transfer from the proceeds of the sale of such number of Shares to be sold by the holder hereof in such public offering of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased, or (iii) the tender of all or a portion of the Note issued by the Company pursuant to the Purchase Agreement in a principal amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased.

(b)                                 Cashless Exercise.  Subject to Sections 1 and 5 hereof, in lieu of exercising this Warrant pursuant to Section 2(a), the holder of this Warrant may elect to receive, without the payment by the holder of any additional consideration, Shares equal to the value of this Warrant (or the portion hereof being canceled), together with any cash in lieu of fractional Shares, by surrender of this Warrant at the principal office of the Company together with an executed Notice of Exercise or Exchange in substantially the form attached hereto as Exhibit A-1 or Exhibit A-2.  In such event, the number of Shares that the Company shall issue to the holder hereof shall be computed using the following formula:

Y (A - B)
X =	A

Where:	X =	The adjusted number of Shares to be issued to the Holder as a result of the cashless exchange election under this Section 2(b);

	Y =	The number of Shares in respect of which the cashless exchange election under this Section 2(b) is made;

	A =	The Fair Market Value of one Share at the time the cashless exchange election is made; and

	B =	The Exercise Price.

3.               Certificates for Shares.  Within three Business Days after the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued to the holder or as the holder may direct (with appropriate restrictive legends, as applicable).  In the event of a partial exercise of this Warrant, a new warrant or warrants (dated the date hereof) of like tenor shall be issued to the holder or, subject to the limitations set forth herein, as the holder may direct (with appropriate restrictive legends, as applicable), for the aggregate number of Shares equal to the number of Shares called for on the face of this Warrant minus the number of Shares purchased by the holder hereof upon such partial exercise.  For all purposes of this Warrant other than Sections 2(a) and 2(b), any reference to the exercise of this Warrant shall be deemed to include a reference to the cashless exchange of the Warrant into Common Stock, in accordance with the terms of Section 2(b) and this Section 3.  The Company shall pay all of its expenses associated with the issuance of any Shares and replacement Warrants in accordance with the terms hereof, including, without limitation, any applicable issue taxes.

4.               Stock Fully Paid; Reservation of Shares.  All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be duly and validly issued and fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issuance thereof.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

5.               Hart-Scott-Rodino.  If any filing or notification becomes necessary pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), based upon the planned exercise of this Warrant or any portion hereof, the holder hereof shall notify the Company of such requirement, and the holder and the Company shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, as promptly as possible and shall cooperate with each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with requirements of the Federal Trade Commission or the Department of Justice.  The holder and the Company agree to cooperate with each other in connection with such filings and notifications, and to keep each other informed of the status of the proceedings and communications with the relevant authorities.  The holder shall pay any filing fee required to be paid in connection with a filing pursuant to the HSR Act required as a result of the exercise of Warrants.  Notwithstanding the preceding sentence, the Company shall pay all such filing fees required to be paid in connection with any filing pursuant to the HSR Act required as a result of the exercise of Warrants held by the Purchaser or its Affiliates (but not other successors or assigns of the Purchaser).  The holder and the Company shall each bear its own expenses (other than such filing fees) incurred in connection with any filing required pursuant to the HSR Act.  Each holder by acceptance of this Warrant or any portion hereof agrees to comply with the provisions of this Section 5.

6.               Adjustment of Exercise Price and Number of Warrant Shares.  The Number of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time, but without duplication, upon the occurrence of certain events, as follows:

(a)                                  Subdivisions, Combinations and Other Issuances.  Prior to the exercise or expiration of this Warrant, if the Company shall:  (i) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock by stock split or otherwise, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock by reverse stock split or otherwise or (iii) issue additional shares of Common Stock or other capital stock as a dividend or distribution on or with respect to its Common Stock, the Exercise Price in effect prior to such subdivision, combination or issuance shall forthwith be proportionately decreased in the case of a subdivision or stock dividend or distribution, or proportionately increased in the case of a combination and the Number of Warrant Shares in effect prior to such subdivision, combination or issuance shall forthwith be proportionately increased in the case of a subdivision, stock dividend or distribution, or proportionately decreased in the case of a combination.  Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision, combination or reclassification becomes effective, or as of the record date of such dividend or distribution (provided the Company makes such dividend or distribution), or in the event that no record date is fixed, upon the making of such dividend or distribution.

(b)                                 Reclassification, Reorganization, Consolidation, etc.  In the event of any corporate reclassification, capital reorganization, consolidation, spin-off, merger, transfer of all or a substantial portion of the Company’s properties or assets or any dissolution, liquidation or winding up of the Company (other than as a result of a subdivision, combination, dividend or distribution provided for in Section 6(a) above) (a “Corporate Transaction”), then, as a condition of such event, provision shall be made, and duly executed documents evidencing the same from the Company and any surviving or acquiring Person (the “Successor Company”) shall be delivered to the holder hereof, so that the holder shall have the right to receive upon exercise of this Warrant the same number of shares of Common Stock and amount of cash and other property that such holder would have been entitled to receive upon such Corporate Transaction had this Warrant been exercised immediately prior to the effective date of such Corporate Transaction.  The Company shall provide that any Successor Company in such Corporate Transaction shall enter into an agreement with the Company confirming the holder’s rights pursuant to this Warrant, assuming the Company’s obligations under this Warrant, jointly and severally with the Company if the Company shall survive such Corporate Transaction, and providing after the date of such Corporate Transaction for adjustments, which shall be as nearly equivalent as possible to the adjustments provided for in this Section 6.  The provisions of this Section 6(b) shall apply similarly to successive Corporate Transactions involving any Successor Company.  In the event of a Corporate Transaction in which consideration payable to holders of Common Stock is payable solely in cash, then the holder shall be entitled to receive in exchange for this Warrant cash in an amount equal to the amount such holder would have received had the holder exercised this Warrant immediately prior to such Corporate Transaction, less the aggregate Exercise Price for this Warrant then in effect.  In case of any Corporate Transaction described in the immediately preceding sentence of this Section 6(b), the Company or any Successor Company, as the case may be, shall make available any funds necessary to pay to the holder the amount to which the holder is entitled as described above in the same manner and at the same time as holders of Common Stock would be entitled to such funds.

(c)                                  Issuance of Additional Shares of Common Stock.  In the event the Company at any time or from time to time shall, or shall be deemed to, issue or sell Additional Shares of Common Stock, other than Excluded Stock, for consideration per share received by the Company of less than the Current Market Price, then, and in each such case, the Exercise Price for any Warrant shall be decreased to an amount determined by dividing the previously applicable Exercise Price by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (ii) the number of Additional Shares of Common Stock issued or sold or deemed to be issued or sold, and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the Additional Shares of Common Stock so issued or sold or deemed to be issued or sold would purchase at the Current Market Price; provided, however, that if at such time or as a result of such adjustment the Exercise Price for any Warrant is or would be, as the case may be, equal to or less than $0.01 per share, then in lieu of the adjustment of the Exercise Price the Number of Warrant Shares purchasable upon exercise of this Warrant shall be increased to a number determined by multiplying the previously applicable number of Shares purchasable upon exercise of this Warrant by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (ii) the number of Additional Shares of Common Stock issued or sold or deemed to be issued or sold, and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the Additional Shares of Common Stock so issued or sold or deemed to be issued or sold would purchase at the Current Market Price.

(d)                                 Options and Convertible Securities.

(i)                                     In the event that the Company at any time or from time to time issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, other than Excluded Stock, then, and in each such case, the number of shares of Common Stock at any time issuable upon the exercise of such Options and/or the conversion or exchange of such Convertible Securities, as the case may be, shall be deemed to be Additional Shares of Common Stock issued as of the close of business on the date of the earliest of such issuance, sale, grant, assumption or record date.

(ii)                                  If any Options or Convertible Securities provide, with the passage of time or otherwise, for any decrease or increase, as the case may be, in (A) the consideration payable to the Company or for which such Options or Convertible Securities are exercisable, convertible or exchangeable, or (B) the number of Additional Shares of Common Stock issuable upon the exercise and/or conversion or exchange thereof, then the Exercise Price for this Warrant shall be adjusted upon any such decrease or increase becoming effective to reflect such decrease or increase insofar as it affects any such Options or Convertible Securities which are outstanding at such time, as if such Options or Convertible Securities included such terms as adjusted upon their original issuance, sale, grant, assumption or record date, as the case may be; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Exercise Price for this Warrant by more than all previous reductions in the Exercise Price for such Warrant relating to the same Options or Convertible Securities.

(iii)                               In any case in which Additional Shares of Common Stock are deemed to be issued, sold, granted or assumed, no further adjustment of the Exercise Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock.

(iv)                              Upon (x) the expiration, or the repurchase and cancellation or retirement by the Company, of any Options which have not been exercised, or (y) the expiration of any rights of conversion or exchange under any Convertible Securities which have not been exercised, or the repurchase and cancellation or retirement by the Company of any such Convertible Securities the rights of conversion or exchange of which have not been exercised, any adjustments to the Exercise Price computed upon the original issuance, sale, grant, assumption or record date, and upon any subsequent adjustments to such Options or Convertible Securities, shall, effective as of such expiration, cancellation or retirement, as the case may be, be recomputed as if:  (i) the only Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Options or Convertible Securities) issued or sold were the Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Options or Convertible Securities), if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities; (ii) in the case of Options, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, plus, in the case of Options for Convertible Securities, any additional consideration deemed to be received by the Company upon the issuance and upon any conversion or exchange of such Convertible Securities for which Options were exercised; and (iii) in the case of Convertible Securities, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Exercise Price by more than all previous reductions in the Exercise Price relating to the same Options or Convertible Securities.

(e)                                  Consideration.

(i)                                     For purposes of this Section 6, the consideration for the issuance, sale, grant or assumption of any Additional Shares of Common Stock, irrespective of the accounting treatment of such consideration, shall equal:

(1)                                  insofar as it consists of cash, the amount of cash paid in consideration for the issuance, sale, grant or assumption of such Additional Shares of Common Stock, without giving effect to customary expenses, commissions or other compensation paid by the Company and customary concessions or discounts allowed by the Company to underwriters, dealers or others performing similar services in connection with any such issuance, sale, grant or assumption;

(2)                                  insofar as it consists of property (including, without limitation, securities) other than cash actually received by the Company as direct consideration for the issuance, sale, grant or assumption or such Additional Shares of Common Stock, the Fair Market Value thereof at the time of such issuance, sale, grant or assumption;

(3)                                  insofar as it consists of other property or consideration, including the provision of services to the Company, the Fair Market Value of such other property or consideration; and

(4)                                  in the event Additional Shares of Common Stock are issued or sold together with other securities or property for a consideration which covers both, the portion of such consideration so received, computed as provided in clauses (1), (2) and (3) above, allocable to such Additional Shares of Common Stock (as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the holder hereof).

(ii)                                  Additional Shares of Common Stock deemed to have been issued, sold, granted or assumed pursuant to Section 6(d) hereof shall be deemed to have been issued, sold, granted or assumed for consideration per share equal to the quotient of:  (A) the total amount of cash and other property, if any, received by the Company as direct consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities, divided by (B) the number of shares of Common Stock (as set forth in the instruments relating thereto) issuable upon the exercise of such Options and the conversion or exchange of such Convertible Securities.

(f)                                    Dividends and Distributions.  In the event that the Company at any time or from time to time declares, orders, pays or makes any dividend or other distribution on the Common Stock, including, without limitation, distributions of cash, evidence of its indebtedness, Options, Convertible Securities, other securities or property or rights to subscribe for or purchase any of the forgoing, and whether by way of dividend, spin-off, reclassification, recapitalization, similar corporate reorganization or otherwise, other than a dividend or distribution payable in Additional Shares of Common Stock that gives rise to an adjustment pursuant to Section 6(a) hereof, then, and in each such case, the Exercise Price of this Warrant shall be reduced to a number determined by dividing the previously applicable Exercise Price by a fraction (which must be less than 1, otherwise no adjustment is to be made pursuant to this Section 6(f)) (A) the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for such dividend or other distribution, and (B) the denominator of which shall be the excess, if any, of (x) such Fair Market Value per share of Common Stock, over (y) the sum of the amount of any cash distributed per share of Common Stock plus the positive Fair Market Value, if any, per share of Common Stock of any such evidences of indebtedness, Options, Convertible Securities, other securities or property or rights to be so distributed.  Such adjustments shall be made whenever any such dividend or other distribution is made and shall become effective as of the date of such distribution, retroactive to the record date therefor.

(g)                                 Other Events.  If any event occurs as to which the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder hereof in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of Shares available under this Warrant, the Exercise Price, or the applicability of such provisions so as to protect such purchase rights.  The adjustment shall be such as will give the holder hereof upon exercise for the same aggregate Exercise Price the total number of shares of Common Stock as the holder would have owned had this Warrant been exercised prior to the event and had the holder continued to hold such Common Stock until after the event requiring the adjustment, but in no event shall any such adjustment have the effect of increasing the Exercise Price.

(h)                                 Minimum Adjustment.  The adjustments required by the preceding subsections of this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of Shares purchasable upon exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made decreases the Exercise Price immediately prior to the making of such adjustment by at least $0.01 or increases or decreases the number of Shares purchasable upon exercise of this Warrant immediately prior to the making of such adjustment by at least one Share.  Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in the requisite minimum adjustment.

(i)                                     Accountants’ Report as to Adjustments.  In the case of any adjustment in the number of Shares purchasable upon exercise of this Warrant or the Exercise Price, the Company, at its sole expense, shall promptly (i) compute such adjustment in accordance with the terms of this Warrant and, if the holder hereof so requests in writing from the Company within 30 days of receipt of such computations from the Company, cause independent certified public accountants of recognized national standing to verify such computation (other than any determination of the Fair Market Value of Common Stock or the fair market value of any other property); (ii) prepare a report setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based, including, without limitation, (a) the event or events giving rise to such adjustment; (b) the consideration received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (c) the number of shares of Common Stock outstanding or deemed to be outstanding prior and subsequent to any such transaction; (d) the method by which any such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination of Fair Market Value or fair market value required thereby); and (e) the number of Shares purchasable upon exercise of this Warrant and the Exercise Price in effect immediately prior to such event or events and as adjusted; (iii) mail a copy of each such report to the holder hereof and, upon the request at any time of the holder hereof, furnish to the holder a like report setting forth the number of Shares purchasable upon exercise of this Warrant and the Exercise Price at the time in effect and showing in reasonable detail how they were calculated; and (iv) keep copies of all such reports available at the principal office of the Company for inspection during normal business hours by the holder or any prospective purchaser of this Warrant designated by the holder hereof.

(j)                                     No Dilution or Impairment.  The Company shall not, by amendment of its certificate of incorporation or other organizational document or through any sale or other issuance of securities, capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up, any similar transaction or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all terms hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this

Warrant to exceed the Exercise Price and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant by the holder hereof.  Without limiting the generality of the foregoing, before taking any action that would cause a reduction of the Exercise Price pursuant to Section 6 hereof below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action (including, without limitation, a reduction in par value) which shall be necessary to validly and legally issue fully paid and nonassessable shares of Common Stock, as the case may be, at the Exercise Price as so reduced.

(k)                                  Contest and Appraisal Rights.  If the holder hereof shall, in good faith, disagree with any determination by the Board of Directors of the Company of the Fair Market Value made pursuant to this Warrant, and such disagreement is in respect of securities not traded on a national securities exchange or quoted on an automated quotation system or other property valued by the Board of Directors of the Company at more than $100,000 then the holder may by notice to the Company (an “Appraisal Notice”), given within 30 days after notice to the holder hereof following such determination, elect to contest such determination; provided, however, that the holder hereof may not seek appraisal of any determination of Fair Market Value to the extent that the Company has received a fairness opinion or other appraisal from an Appraiser in connection with the transaction giving rise to such determination.  Within 20 days after an Appraisal Notice, the Company shall engage an Appraiser to make an independent determination of such Fair Market Value (the “Appraiser’s Determination”), and to deliver to the Company and the holder hereof a report describing its methodology and results in reasonable detail within 30 days of such engagement.  In arriving at its determination, the Appraiser shall base any valuation upon:  (i) in the case of the Fair Market Value of shares of Common Stock, the fair market value of the Company and its Subsidiaries on the basis of an arm’s length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing, and without consideration of (x) the lack of an actively trading public market for the Common Stock, (y) any restrictions on the transfer of shares of Common Stock, or (z) any control premium or minority discount, and (ii) in the case of the Fair Market Value of any other property, the fair market value of such other property assuming that such other property was sold in an arm’s length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing.  The holder hereof shall be afforded reasonable opportunities to discuss the appraisal with the Appraiser.  The Appraiser’s Determination shall be final and binding on the Company and the holders hereof, absent manifest error.  The costs of conducting an appraisal shall be borne by the Company.

7.                                       Notice of Corporate Action.  In the event the Company proposes to:  (i) pay, distribute, or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property; or (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of its assets, dissolution, liquidation or winding-up, or any similar transaction; then, at least 10 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall deliver to the holder hereof a notice specifying:  (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of shares of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; and (d) in each case, the expected effect on the number of Shares purchasable upon exercise of this Warrant and the Exercise Price of each such transaction or event.  The Company shall update any such notice to reflect any change in the foregoing information.

8.               No Fractional Shares.  No fractional shares of Common Stock shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the Fair Market Value thereof.

9.               Other Antidilution Provisions.  The Company covenants not to issue, sell, grant or assume any securities (including, without limitation, any Additional Shares of Common Stock or rights to acquire Additional Shares of Common Stock) to any Person (other than the Purchaser, Deutsche Bank AG-London acting through DB Advisors, LLC as investment advisor or any of their transferees), which, in the aggregate, provide for greater or more favorable antidilution protection than the antidilution protection provided for in Section 6 hereof.  For the avoidance of doubt, a different exercise price or trigger price for the application of such rights (including any such price based on fair market value) shall not by itself be considered more favorable; provided, however, that a trigger price for antidilution protection that is 120% or more of the Fair Market Value of shares of Common Stock at the time of issuance of such securities shall be considered more favorable in the aggregate.

10.         Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

(a)                                  Compliance with Securities Act.  The Holder, by acceptance hereof, agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws.  This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE  SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

Whenever the foregoing legend is no longer required in the opinion of counsel to the holder hereof, upon request of the holder hereof, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall issue or cause to be issued in the name of and delivered to the holder hereof or as the holder hereof may direct new Warrant Certificates of like tenor, dated the date hereof, and/or new certificates for shares of Common Stock.

(b)                                 Transferability.  Subject to compliance with applicable federal and state securities laws, the holder hereof may, without the prior written consent of the Company, transfer this Warrant and all rights hereunder are transferable, in whole or in part, at any time by the holder hereof to any Person.  Any transfer of this Warrant or any portion hereof shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 16 hereof.  In the event of a partial transfer of this Warrant, the Company shall issue to the holder one or more appropriate new Warrants.

11.         No Stockholder Rights or Liabilities.  Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares or receive dividends or other distributions thereon, and the holder hereof shall not be entitled to any notice or other communication concerning the business or affairs of the Company, other than as specifically required by this Warrant.  Nothing contained in this Warrant shall be construed as imposing any obligation on any holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company or otherwise.

12.         Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant held by any Person other than the initial holder hereof or any institutional investor, upon delivery of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of this Warrant for cancellation at the principal office of the Company, the Company, at the expense of the holder (including, without limitation, the payment of any applicable issue taxes), shall execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

13.         Remedies.  The Company stipulates that the remedies at law available to the holder hereof in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.  No failure or delay on the part of the holder hereof, in exercising any right, power or remedy hereunder, shall operate as a suspension or waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The remedies herein provided are in addition to and not exclusive of any other remedies provided at law or in equity.

14.         Successors and Assigns.  The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder hereof from time to time of this Warrant and the Shares issuable upon exercise of this Warrant.

15.         Amendments and Waivers.  Any term of this Warrant may be amended, altered or modified and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holder hereof.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16.         Notices.  All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, or (iii) one day after being sent, when sent by professional overnight courier service.  Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holders hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth on the signature page hereto (or at such other place as the Holder shall notify the Company in writing):

To the Company:	Aegis Communications Group, Inc.
7880 Bent Branch Drive
Suite 150
Irving, Texas 75063
Facsimile: (678) 443-6502
	Attention:	Herman M. Schwarz
President and Chief Executive Officer

17.         Headings.  The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

18.         Governing Law.  This Warrant and the rights and duties of the parties hereto hereunder and (unless otherwise provided) all amendments and supplements to, and all consents and waivers pursuant to, this Warrant shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its conflict of laws principles or rules.

19.         Severability.  If any provision of this Warrant is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the maximum extent possible.  Any provision of this Warrant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.         Defined Terms.  The following terms have the meanings indicated below, unless the context otherwise requires:

“Additional Shares of Common Stock” means all shares, including treasury shares, of Common Stock, issued, sold or granted, or deemed to be issued, sold or granted pursuant to the terms hereof, by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of this Warrant.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Appraiser” means an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the holder hereof.

“Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized or required to be closed.

 “Common Stock” means the common stock of the Company, par value $0.01 per share, any capital stock into which such Common Stock shall have been changed or converted, any capital stock resulting from any reclassification of such Common Stock, and all other capital stock of any class or classes of the Company, other than preference stock, the holders of which share equally with the Common Stock in current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

“Convertible Securities” means any evidences of indebtedness, shares of capital stock or any other securities convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

 “Current Market Price” means the average of the closing prices of the Common Stock during the five-day trading period ending immediately prior to the date of determination as quoted on the Nasdaq Small Cap Market or any United States automated quotation system or national securities exchange or national market system on which the Common Stock is then quoted or traded, as applicable

“Excluded Stock” means securities issued, or deemed issued, to directors, officers, employees or consultants of the Company or a subsidiary of the Company in connection with their service as directors of the Company or a subsidiary of the Company, their employment by the Company or a subsidiary of the Company or their retention as consultants by the Company or a subsidiary of the Company under the Company’s employee benefit plans approved by the Company’s board of directors, as such plans may be amended from time to time with the approval of the Company’s board of directors, or under other plans, adopted or assumed by the Company with the approval of the Company’s board of directors.

“Fair Market Value” means (i) with respect to any share of Common Stock, including with respect to a Share for purposes of Section 2(b), the Current Market Price; provided that, if the Common Stock is not then quoted on the Nasdaq Small Cap Market or any United States automated quotation system or national securities exchange or national market system or the OTC Bulletin Board or Pink Sheets, the fair market value shall be:  (A) the value based on the most recently completed arm’s length transaction between the Company and a Person other than an affiliate of the Company within the three-month period prior to the date of determination with respect to such security, or (B) if (A) does not apply, the fair market value as most recently determined by an Appraiser within such prior three-month period, provided, that, any such appraisal was made within the two-month period following the date of the financial statements on which such appraisal is based, or (C) if neither (A) nor (B) applies, the fair market value as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the holder hereof and (ii) with respect to any other property other than cash or Common Stock,  (A) the value based on the most recently completed arm’s length transaction between the Company and a Person other than an affiliate of the Company within the three-month period prior to the date of determination with respect to such property, or (B) if (A) does not apply, the fair market value as most recently determined by an Appraiser within such prior three-month period, provided that, any such appraisal was made within the two-month period following the date of the financial statements on which such appraisal is based, or (C) if neither (A) nor (B) applies, the fair market value as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the holder hereof.  Any determination pursuant to subsections (i)(B) or (C) or (ii)(B) or (C) shall be made on the basis of an arm’s length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing and without consideration of (x) the lack of an actively trading public market for the Common Stock, (y) any restrictions on the transfer of shares of Common Stock or (z) any control premium or minority discount.  For the avoidance of doubt, any determination pursuant to subsections (i)(C) or (ii)(C) shall be subject to Section 6(k).

“Note” means the secured promissory note issued to the Purchaser on the date hereof pursuant to the Purchase Agreement.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire, directly or indirectly, shares of Common Stock, including, without limitation, Convertible Securities.

“Person” means any individual, partnership, limited liability company, unlimited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by the Company and the Purchaser on the date hereof.

“Securities Act” means the Securities Act of 1933 and all rules and regulations of the Securities and Exchange Commission thereunder, as amended from time to time.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the Date of Grant set forth on the first page to this Warrant.

AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/ Herman M. Schwarz
Name:	Herman M. Schwarz
Title:	President and Chief Executive Officer

EXHIBIT A-1

NOTICE OF EXERCISE

To:  AEGIS COMMUNICATIONS GROUP, INC. (the “Company”)

1.                                       The undersigned hereby:

elects to purchase     shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or elects to exercise its net issuance rights pursuant to Section 2(b) of the attached Warrant with respect to     shares of Common Stock.

2.                                       Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.                                       The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

B-1

EXHIBIT A-2

NOTICE OF EXERCISE

To:  AEGIS COMMUNICATIONS GROUP, INC. (the “Company”)

1.                                       Contingent upon and effective immediately prior to the closing (the “Closing”) of the Company’s public offering contemplated by the Registration Statement on Form S-     (File No.                           ), which was filed with the Securities and Exchange Commission on                           , 20    , the undersigned hereby:

elects to purchase       shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or elects to exercise its net issuance rights pursuant to Section 2(b) of the attached Warrant with respect to     Shares of Common Stock.

2.                                       Please deliver to the custodian for the selling shareholders a stock certificate representing such               shares.

3.                                       The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $                   or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering.  If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Name)

(Address)

(Date)

B-1

EXHIBIT B

ASSIGNMENT FORM

To:                              AEGIS COMMUNICATIONS GROUP, INC. (the “Company”)

The undersigned hereby assigns and transfers unto                                                                                                                                                                                 (Please typewrite or print in block letters) the right to purchase                   Shares (as defined in the Warrant) of Aegis Communications Group, Inc., subject to the Warrant, dated as of                                                   , granted to the undersigned (the “Warrant”).

This assignment complies with the provisions of Section 10 of the Warrant.

Date:

By:

(Print Name of Signatory)

(Title of Signatory)

B-1